UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2006



                        Strategic Defense Alliance Corp.
             (Exact name of registrant as specified in its charter)

             Delaware                  0-51377               51-0539826
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 (State or other jurisdiction of     (Commission        (I.R.S. Employer
         incorporation)              File Number)        Identification No.)

 12020 Sunrise Valley Drive, Suite 100, Reston,  Virginia            20191
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       (Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number, including area code:       (703) 430-4738


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 4.01 Changes in Registrant's Certifying Accountants.

      On February 15, 2006, our board of directors dismissed Marcum & Kliegman LLP as our independent public accountants and selected Michael Pollack CPA to serve as our independent public accountant for the year ending December 31, 2005.

      Our financial statements at April 30, 2005 and for the period from February 10, 2005 (inception) to April 30, 2005 were audited by Marcum & Kliegman LLP. The audit report of Marcum and Kliegman LLP did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Marcum & Kliegman LLP during the period ended April 30, 2005 or during the period subsequent to April 30, 2005 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      Michael Pollack CPA, served as the independent accountant for our subsidiary, Computer Networks & Software, Inc. for December 31, 2004 and the two years in the period then ending. On January 11, 2006, we acquired all of the issued and outstanding stock of Computer Networks & Software, Inc. in a transaction accounted for as a reverse acquisition.

Item 9.01 Financial Statements and Exhibits.


      Exhibits

      16.1 Letter from Marcum & Kliegman LLP




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             STRATEGIC DEFENSE ALLIANCE CORP.
                                                      (Registrant)

Date: March 14, 2006                         /s/    Paul B. Silverman
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                                             Paul B. Silverman
                                             Chief Executive Officer






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